NEWS RELEASE

WINN-DIXIE STORES, INC.           5050 EDGEWOOD COURT           P.O. BOX B           JACKSONVILLE, FLORIDA 32203-0297            (212) 521-4835

Media:

Kekst and Company

Wendi Kopsick (212) 521-4867

Michael Freitag (212) 521-4896

Website: www.winn-dixie.com

WINN-DIXIE STORES, INC. FILES FORM 10-Q FOR FIRST QUARTER OF FISCAL 2006,

ALSO FILES MONTHLY OPERATING REPORTS THROUGH NOVEMBER

JACKSONVILLE, FL, December 8, 2005 – Winn-Dixie Stores, Inc. (“WNDXQ”) today filed its quarterly report on Form 10-Q with the Securities and Exchange Commission (“SEC”) in which it reported financial results for the first quarter of its 2006 fiscal year, which ended on September 21, 2005. The Company also provided monthly operating reports to the U.S. Trustee for each of the four-week periods ended September 21, 2005, October 19, 2005, and November 16, 2005 and has furnished these reports to the SEC on Form 8-K filed on December 8, 2005. The 10-Q and 8-K are available on the Company’s web site at www.winn-dixie.com or through the SEC’s website at www.sec.gov.

Selected highlights from the Company’s recent operating performance are as follows:

•	Improving sales trend. Identical store sales for continuing operations stores, which include store enlargements and exclude the sales from stores that opened or closed during the period, decreased 2.9% for the first quarter of 2006 compared to the same period in the prior year, and increased 2.9% for the first eight weeks of the 2006 second quarter compared to the same period during fiscal 2005. This represents an improvement from the 4.5% decline in identical store sales in the third and fourth quarters of fiscal 2005.

•	Improved borrowing availability. The Company’s borrowing availability under its Debtor-in-Possession (“DIP”) financing has improved from the end of Fiscal 2005 through the November monthly operating period, to approximately $182.2 million as of November 16, 2005 from $170.7 million as of June 29, 2005.

•	Major restructuring activities completed. During the first quarter of 2006, the Company implemented a major strategic restructuring program to focus the Company’s resources on its strongest markets and streamline its distribution and manufacturing operations. Under this plan, the Company has exited 326 stores, along with 3 distribution centers and 6 manufacturing facilities. With these actions now completed, the Company believes that it now has in place the right store footprint and infrastructure to move forward in achieving its turnaround plan.

Peter Lynch, Winn-Dixie President and Chief Executive Officer, said: “We are very pleased with the progress we are making. Although it may not be immediately obvious from our financial reports, we have generally met or exceeded our internal performance objectives so far in fiscal 2006. Clearly, the operational improvements we have been implementing are beginning to pay off, thanks to the dedication and loyalty of our associates and the continued support of our customers and suppliers. To be sure, there is still a lot of hard work and challenges ahead for our company, but we believe we are making steady improvement and building momentum.”

Lynch continued, “In addition to the recent improvement in our identical store sales, we are seeing increased anecdotal evidence that our turnaround efforts are succeeding. We are receiving more and more letters, emails and phone calls from customers who are noticing that we are getting better all the time. They see an improved attitude and energy level among our associates and better and fresher merchandise on our shelves.”

He concluded, “We look forward to working with the creditors and equity committees, as well as our lenders and other interested parties, to begin mapping out a plan of reorganization. Our objective is for Winn-Dixie to emerge from the Chapter 11 process by June 2006.”

About Winn-Dixie

Winn-Dixie Stores, Inc. is one of the nation’s largest food retailers. Founded in 1925, the Company is headquartered in Jacksonville, FL. For more information, please visit http://www.winn-dixie.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the expected results described in the forward-looking statements. These forward-looking statements include and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes,” or “intends” and similar words and phrases. There are a number of factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements, particularly while the Chapter 11 cases are proceeding.

There can be no assurance that the Company’s Chapter 11 reorganization process will be successful. Risk factors related to its efforts include, but are not limited to, the following: the Company’s ability to continue as a going concern and to generate positive cash flow from operations; the ability of the Company to resume vendor credit and accounts receivable collection; the ability of the Company to respond to any further unexpected developments that require the usage of a substantial amount of its liquidity; the ability of the Company to operate under the terms of the DIP credit facility; the Company’s ability to obtain court approval with respect to various motions filed with the bankruptcy court from time to time in the Chapter 11 proceedings; the Company’s ability to achieve remaining key elements of its restructuring plan, including the rejection of unsold facilities’ leases and appropriate alignment of administrative expenses to the resulting organization; the ability of the Company to develop, confirm and consummate a plan or plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten the period in which we have the exclusive right to file plans of reorganization, modify or terminate the automatic stay, appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to maintain contracts that are critical to its operations; the ability of the Company to attract and retain customers; the ability of the Company to attract, motivate and retain key executives and associates; and potential adverse publicity.

The Company experienced a disruption to its business as a result of Hurricane Katrina and faces a number of risks associated with recovery from the hurricane including but not limited to the following: the Company’s ability to collect on its insurance coverage for damage resulting from Hurricane Katrina; the Company’s ability to reopen stores impacted by Hurricane Katrina; future sales levels in the Company’s stores in the New Orleans market.

In addition, the Company faces a number of risks with respect to its continuing business operations, including, but not limited to: the Company’s ability to increase sales and market share, particularly considering that it has experienced over two years of sustained sales declines; the Company’s ability to increase capital expenditures in the future to invest in its store base and other capital projects; the Company’s response to the entry of new competitors into its markets, including traditional grocery store openings and the entry of non-traditional grocery retailers such as mass merchandisers, supercenters, warehouse club stores, dollar-discount stores, drug stores and conventional department stores; the Company’s ability to reduce the level of operating losses experienced in recent years; the Company’s ability to upgrade its information systems and implement new technology and business processes; the Company’s ability to implement new customer service programs; the Company’s ability to implement effective pricing and promotional programs; the Company’s ability to reserve appropriately for self insurance liabilities; the Company’s ability to maintain appropriate sanitation and quality standards in its stores and products; the Company’s ability to resolve certain class action lawsuits successfully; the success of the Customer Reward Card program; changes in federal, state or local laws or regulations; general economic conditions in our operating regions; lack of inflation in food prices and narrow profit margins that characterize the retail food industry; stability of product costs; increases in labor and employee benefit costs, such as health care and pension expenses; changes in accounting standards, taxation requirements and bankruptcy laws.

Please refer to discussions of these and other factors in this news release, in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2005, the Quarterly Report on Form 10-Q for the quarter ended September 21, 2005, and other Company filings with the Securities and Exchange Commission. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

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